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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mesa Air Group, Inc. on Form S-8 of our report dated December 22, 2000, appearing in the Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2000.


DELOITTE & TOUCHE LLP
Phoenix, Arizona,
April 5, 2001